Calculation of Filing Fee Tables
S-8
WESTWOOD HOLDINGS GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	200,000	$ 17.93	$ 3,586,000.00	0.0001381	$ 495.23
Total Offering Amounts:						$ 3,586,000.00		$ 495.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 495.23
Offering Note
[1]	(a) This Form S-8 Registration Statement registers 200,000 shares of Westwood Holdings Group, Inc.'s common stock, par value $0.01 per share (the "Common Stock"), reserved under the Eleventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the "Plan"). (b) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement. (c) Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $18.17 (high) and $17.69 (low) sale price of the Registrant's common stock as reported on the New York Stock Exchange on February 13, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A